UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2017

Citius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Material Information.

On August 8, 2017, Citius Pharmaceuticals, Inc. (the “Company”) announced that it closed its previously announced underwritten public offering. The Company sold an aggregate of 1,648,484 shares of its common stock (the “Common Stock”) and warrants to purchase an additional 1,648,484 shares of Common Stock (“Warrants”) at a combined offering price of $4.125. In addition, the underwriters partially exercised the over-allotment to purchase an additional 247,272 Warrants. The Warrants have a per share exercise price of $4.125, are exercisable immediately and will expire five years from the date of issuance. Gross proceeds to the Company from this offering are approximately $6,800,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

Aegis Capital Corp. acted as the sole book-running manager for the offering and Dawson James Securities, Inc. acted as co-manager for the offering.

The Common Stock and Warrants were offered and sold to the public pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-217956), which was declared effective on August 2, 2017, and a final prospectus filed on August 4, 2017.

On August 8, 2017, the Company issued a press release entitled “Citius Pharmaceuticals, Inc. Announces Closing of Public Offering”. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 8, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: August 8, 2017	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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